Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291447

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 12, 2025)

$800,000,000

GARTNER, INC.

$350,000,000 4.950% SENIOR NOTES DUE 2031

$450,000,000 5.600% SENIOR NOTES DUE 2035

GARTNER, Inc. (“Gartner,” “we,” “us” or “our”) is offering $350,000,000 aggregate principal amount of 4.950% Senior Notes due 2031 (the “2031 notes”) and $450,000,000 aggregate principal amount of 5.600% Senior Notes due 2035 (the “2035 notes” and, together with the 2031 notes, the “notes”). The 2031 notes will mature on March 20, 2031 and the 2035 notes will mature on November 20, 2035. Interest on each series of notes will accrue from and including November 20, 2025. Interest on the 2031 notes will be payable semi-annually in arrears on each March 20 and September 20, beginning on March 20, 2026 and interest on the 2035 notes will be payable semi-annually in arrears on each May 20 and November 20, beginning on May 20, 2026.

We may redeem each series of notes in whole or in part at any time at the redemption prices described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.” Upon a Change of Control Repurchase Event (as defined herein), we may be required to make an offer to purchase all outstanding notes of each series as described under “Description of Notes—Change of Control Repurchase Event.”

Each series of notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt, including borrowings under our senior unsecured revolving credit facility (the “Revolving Credit Facility”) and our existing 4.500% senior notes due 2028 (the “2028 Notes”), 3.625% senior notes due 2029 (the “2029 Notes”) and 3.750% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes and the 2029 Notes, the “Existing Senior Notes”), and senior in right of payment to all of our future subordinated debt. Each series of notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to the liabilities of our subsidiaries.

The notes will not be listed on any securities exchange. Currently there is no public market for either series of notes and Gartner cannot provide any assurances that an active public market for the notes will develop.

Investing in the notes involves certain risks. See “Risk Factors” included or incorporated by reference herein, as described beginning on page S-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2031 Note	Total for 2031 Notes	Per 2035 Note	Total for 2035 Notes
Public offering price(1)	99.970%	$349,895,000	99.992%	$449,964,000
Underwriting discounts	0.600%	$2,100,000	0.650%	$2,925,000
Proceeds, before expenses, to us(1)	99.370%	$347,795,000	99.342%	$447,039,000

(1)	Plus accrued interest, if any, from November 20, 2025, if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear system, against payment in New York, New York on or about November 20, 2025. See “Underwriting.”

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Citigroup	TD Securities

BNP PARIBAS	Citizens Capital Markets	HSBC	PNC Capital Markets LLC

Truist Securities US Bancorp Wells Fargo Securities

Co-Managers

Capital One Securities	M&T Securities

Prospectus Supplement dated November 13, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find Additional Information,” or any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement, the prospectus or the date of the relevant incorporated document, as applicable. Our business, financial condition, results of operations or prospects may change after those dates. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

The registration statement that contains the accompanying prospectus (including the exhibits filed with and incorporated by reference in the registration statement) contains additional information about us and the notes offered under this prospectus supplement. That registration statement can be read on the SEC’s website.

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, (i) “Gartner” refers to Gartner, Inc. and not to any of its subsidiaries and (ii) the terms “we,” “our” or “us” refer to Gartner and its consolidated subsidiaries.

S-iii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Gartner is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov and on our Internet site at http://www.gartner.com. Except for the documents referred to under this caption “Where You Can Find Additional Information” in this prospectus supplement and under the caption “Where You Can Find More Information” in the accompanying prospectus which are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on Gartner’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. Gartner has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Gartner has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus supplement and prior to the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (File No. 001-14443):

(1)

Annual Report of Gartner, Inc. on Form 10-K for the fiscal year ended December 31, 2024, filed on February 13, 2025 (our “2024 Form 10-K”) (including the information specifically incorporated by reference therein by reference to Gartner, Inc.’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed on April 15, 2025) (File No. 001-14443);

(2)

Quarterly Reports of Gartner, Inc. on Form 10-Q for the three months ended March 31, 2025, filed on May 6, 2025, for the three months ended June  30, 2025, filed on August 5, 2025 and for the three months ended September  30, 2025, filed on November 4, 2025 (File No. 001-14443);

(3)	Current Reports of Gartner, Inc. on Form 8-K filed on January 7, 2025, June 3, 2025 and September 12, 2025 (File No. 001-14443); and

(4)

all documents filed by Gartner, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus excluding exhibits to those documents unless they are specifically

S-iv

incorporated by reference into those documents. You can request those documents in writing or by telephone at the following address and telephone number:

Gartner, Inc.

P.O. Box 10212

56 Top Gallant Road

Stamford, Connecticut 06902

(203) 964-0096

Attn: Investor Relations

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FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus supplement and the accompanying prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions, projections or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “should,” “could,” “believe,” “plan,” “anticipate,” “estimate,” “predict,” “potential,” “continue” or other words of similar meaning.

We operate in a very competitive and rapidly changing environment that involves numerous known and unknown risks and uncertainties, some of which are beyond our control. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future quarterly and annual revenues, operating income, results of operations and cash flows, as well as any forward-looking statement, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our ability to maintain and expand our products and services; our ability to keep pace with technological developments in artificial intelligence (“AI”) and comply with evolving AI regulations;

•	our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures;

•	our ability to grow or sustain revenue from individual customers; our ability to expand or retain our customer base;

•

our ability to carry out our strategic initiatives and manage associated costs; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series that normally occurs during the fourth quarter;

•	our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions;

•	our ability to attract and retain a professional staff of analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of labor competition;

•	our ability to successfully compete with existing competitors and potential new competitors;

•	our ability to enforce and protect our intellectual property rights;

•	the impact of cybersecurity incidents or other disruptions to our information systems;

•	our ability to pay our debt obligations;

•	the impact of global economic and geopolitical conditions, including inflation and recession;

•	uncertain effects, both direct and indirect, of changes and volatility in tariffs and trade policies;

•	risks associated with the creditworthiness, budget cuts, priorities and shutdown of governments and agencies;

•	additional risks associated with international operations, including foreign currency fluctuations;

•

the impact on our business resulting from changes in international conditions, including those resulting from the conflict in the Middle East, the war in Ukraine and current and future sanctions imposed by governments or other authorities;

S-vi

•	the impact of restructuring and other charges on our businesses and operations;

•	our ability to meet sustainability commitments and comply with applicable regulatory requirements, as well as potential reactions by customers to these commitments;

•	the impact of changes in tax policy (including global minimum tax legislation) and heightened scrutiny from various taxing authorities globally;

•	changes to laws and regulations; and

•	other risks and uncertainties.

Our future quarterly and annual revenues, operating income, results of operations and cash flows, as well as any forward-looking statement, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC.

Forward-looking statements are subject to risks, estimates and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those identified elsewhere in this prospectus supplement, the accompanying prospectus or our 2024 Form 10-K, including those factors described under the sections titled “Risk Factors” starting on page S-9 of this prospectus supplement and in Item 1A in our 2024 Form 10-K, and in other filings with the SEC that are incorporated by reference herein. Readers should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Forward-looking statements included in this prospectus supplement or the accompanying prospectus speak only as of the date hereof, and forward-looking statements in documents incorporated by reference into this prospectus supplement or the accompanying prospectus speak only as of the date of those documents. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

TRADEMARKS

This prospectus supplement contains references to trademarks, service marks and trade names belonging to us or to other entities. All trademarks, service marks and trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, rights to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-vii

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before buying the notes in this offering. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our 2024 Form 10-K and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.

Company Overview

Gartner delivers actionable, objective business and technology insights that drive smarter decisions and stronger performance on an organization’s mission-critical priorities. We are a trusted advisor and an objective resource for over 13,000 enterprises in approximately 90 countries and territories—across all major functions, in every industry and enterprise size. We deliver our products and services globally through three reportable business segments—Business and Technology Insights (“Insights”), Conferences and Consulting, as described below.

•

Insights equips executives and their teams from every function and across all industries with actionable, objective business and technology insights, guidance and tools. Our experienced experts deliver all this value informed by a combination of practitioner-sourced and data-driven research to help our clients address their mission critical priorities.

•

Conferences provides executives and teams across an organization the opportunity to learn, share and network. From our Gartner Symposium/Xpo series, to industry-leading conferences focused on specific business roles and topics, to peer-driven sessions, our offerings enable attendees to experience the best of Gartner insight and guidance.

•

Consulting serves senior executives leading technology-driven strategic initiatives leveraging the power of Gartner’s actionable, objective insight. Through custom analysis and on-the-ground support we enable optimized technology investments and stronger performance on our clients’ mission critical priorities.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 56 Top Gallant Road, Stamford, Connecticut 06902. Our general telephone number is (203) 964-0096. Our Internet address is www.gartner.com and the investor relations section of our website is located at investor.gartner.com. The information on or accessible through our website is not part of this prospectus supplement. For further information about our business, we refer you to the documents incorporated by reference herein and referred to under the heading “Where You Can Find More Information.”

Summary Historical Financial Information

The following table presents summary historical consolidated financial data for Gartner. The historical consolidated financial information for the years ended December 31, 2024, 2023, and 2022 and as of December 31, 2024 and 2023 have been derived from Gartner’s audited consolidated financial statements contained in our 2024 Form 10-K, which is incorporated by reference herein. The historical consolidated balance sheet data as of December 31, 2022 has been derived from Gartner’s audited consolidated financial statements not included or incorporated by reference in this prospectus supplement. The historical unaudited condensed consolidated financial information for the nine months ended September 30, 2025 and 2024 and as of September 30, 2025 has been derived from Gartner’s unaudited consolidated financial statements contained in

Gartner’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is incorporated by reference herein, and the historical unaudited condensed balance sheet data as of September 30, 2024 has been derived from Gartner’s unaudited condensed consolidated financial statements not included or incorporated by reference in this prospectus supplement. The historical unaudited condensed consolidated financial statements have been prepared on the same basis as Gartner’s historical audited consolidated financial statements, except as stated in the related notes thereto, and include all normal recurring adjustments that, in the opinion of management, are necessary to present fairly our financial condition and results of operations for such periods. The results of operations for the nine months ended September 30, 2025 and 2024 presented below are not necessarily indicative of results for the entire fiscal year. Gartner’s historical data is not necessarily indicative of its future performance.

Beginning with the quarter ended June 30, 2025, the Company renamed its segment previously referred to as “Research” to “Business and Technology Insights” (referred to herein as “Insights”) to reflect the nature of the value the Company provides to clients. Beginning with the quarter ended September 30, 2025, the Company changed the structure of its internal organization and concluded that Gartner Digital Markets (“Digital Markets”) is an operating segment but does not meet the criteria of a reportable segment. Accordingly, Digital Markets results are now included in “Other.” Digital Markets was previously included in the Company’s Insights segment.

This information is only a summary and should be read in conjunction with the sections titled “Use of proceeds,” “Capitalization” and the historical financial statements and related notes thereto and the management’s discussion and analysis of financial condition and results of operations for Gartner, included in the financials statements incorporated by reference in this prospectus supplement, as well as the other financial information included elsewhere or incorporated by reference in this prospectus supplement.

Statement of Operations

	Nine months ended September 30,		Years ended December 31,
	2025	2024	2024	2023	2022
	(Dollars in thousands)
Statement of operations data:
Revenues:
Insights(1)	$3,789,798	$3,582,238	$5,125,650	$4,887,046	$4,604,791
Conferences	358,558	331,929	583,224	505,164	389,273
Consulting	418,873	405,291	558,537	514,746	481,782
Other(1)	177,427	232,834	—	—	—
Total revenues	4,744,656	4,552,292	6,267,411	5,906,956	5,475,846
Cost and expenses:
Cost of services and product development	1,480,979	1,448,097	2,023,022	1,903,240	1,693,771
Selling, general and administrative	2,269,753	2,113,633	2,884,814	2,701,542	2,480,944
Depreciation	90,134	82,993	112,083	98,645	93,410
Amortization of intangibles	62,318	68,100	90,232	92,458	98,536
Acquisition and integration charges	—	977	973	9,587	9,079
Gain from sale of divested operation	—	—	—	(135,410)	—
Goodwill impairment(2)	150,000	—	—	—	—
Total costs and expenses	4,053,184	3,713,800	5,111,124	4,670,062	4,375,740
Operating income	691,472	838,492	1,156,287	1,236,894	1,100,106
Interest expense, net	(41,493)	(57,170)	(69,488)	(94,246)	(121,323)

	Nine months ended September 30,		Years ended December 31,
	2025	2024	2024	2023	2022
	(Dollars in thousands)
Gain on event cancellation insurance claims	—	300,000	300,000	3,077	—
Other income, net	4,304	4,404	575	1,404	48,412
Income before income taxes	654,283	1,085,726	1,387,374	1,147,129	1,027,195
Provision for income taxes	167,204	230,584	133,659	264,663	219,396
Net income	$487,079	$855,142	$1,253,715	$882,466	$807,799

(1)

Beginning with the quarter ended September 30, 2025, the Company began reporting the results of its Digital Markets business in “Other.” Digital Markets was previously included in the Company’s Insights segment. In the financial information set forth above, revenues for the nine months ended September 30, 2025 and 2024 reflect the new segment presentation, while information for the years ended December 31, 2024, 2023, and 2022 has not been restated, as the impact of such restatement on prior periods would not have been material.

(2)	Represents goodwill impairment related to Digital Markets.

Select Balance sheet data

	As of September 30,		As of December 31,
	2025	2024	2024	2023	2022
	(Dollars in thousands)
Select Balance sheet data:
Cash and cash equivalents	$1,430,730	$1,768,292	$1,933,147	$1,318,999	$697,999
Total current assets	3,062,763	3,551,529	4,196,531	3,427,886	2,786,107
Total assets	7,249,066	7,845,450	8,534,671	7,835,919	7,299,736
Total current liabilities	3,490,210	3,471,960	3,969,016	3,777,719	3,597,600
Long-term debt, net of deferred financing fees	2,462,308	2,458,889	2,459,915	2,448,696	2,453,607
Total liabilities	6,692,514	6,780,768	7,175,502	7,155,285	7,071,938
Stockholders’ equity	556,552	1,064,682	1,359,169	680,634	227,798

Cash flow data

	Nine months ended September 30,		Years ended December 31,
	2025	2024	2024	2023	2022
	(Dollars in thousands)
Cash flow data:
Cash provided by operating activities	$995,821	$1,149,567	$1,484,922	$1,155,737	$1,101,422
Cash (used in) provided by investing activities	(91,310)	(79,796)	(103,737)	54,157	(117,558)
Cash used in financing activities	(1,467,475)	(615,557)	(710,143)	(588,881)	(1,027,442)

Other financial data

	Twelve months ended September 30,	Years ended December 31,
	2025	2024	2023	2022
	(Dollars in millions)
Other financial data:
Adjusted EBITDA(1)	$1,592.5	$1,555.7	$1,483.2	$1,470.7
Free cash flow(2)	1,215.9	1,383.2	1,052.6	993.4

(1)

Adjusted EBITDA represents GAAP net income adjusted for: (i) interest expense, net; (ii) gain/loss on divestitures and other similar items, as applicable; (iii) gain on event cancellation insurance claims, as applicable; (iv) other (income) expense, net; (v) tax provision (benefit); (vi) stock-based compensation expense; (vii) depreciation, amortization, and accretion; (viii) acquisition and integration charges and certain other non-recurring items; (viii) loss on impairment of lease related assets, net as applicable; and (ix) goodwill impairment, as applicable. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.

	Twelve months ended September 30,	Years ended December 31,
	2025	2024	2023	2022
	(Dollars in millions)
Reconciliation – Net Income to Adjusted EBITDA
GAAP net income	$885.7	$1,253.7	$882.5	$807.8
Interest expense, net	53.8	69.5	94.2	121.3
Gain on event cancellation insurance claims(a)	—	(300.0)	(3.1)	—
Other income, net(b)	(0.5)	(0.6)	(1.4)	(48.4)
Provision for income taxes	70.3	133.7	264.7	219.4
Operating income	1,009.3	1,156.3	1,236.9	1,100.1
Adjustments:
Stock-based compensation expense(c)	153.9	154.8	129.8	90.6
Depreciation, accretion and amortization(d)	204.7	203.4	192.1	192.9
Acquisition and integration charges and other non-recurring items(e)	61.9	30.3	39.4	33.1
Loss on impairment of lease related assets, net(f)	12.7	10.9	20.4	54.0
Gain on divested operation(g)	—	—	(135.4)	—
Goodwill impairment(h)	150.0	—	—	—
Adjusted EBITDA	1,592.5	1,555.7	1,483.2	1,470.7

(a)	Consists of the net gain on cancellation insurance claims for events cancelled in 2020 and 2021.
(b)	Consists of the fair value adjustment on interest rate swaps subsequent to the de-designation of such swaps in June 2020.
(c)	Consists of charges for stock-based compensation awards.
(d)	Includes depreciation expense, amortization of intangibles, and accretion on asset retirement obligations.
(e)	Consists of incremental and directly-related charges related to acquisitions and divestitures, facility-related exit costs, workforce reductions and other non-recurring items, if applicable.
(f)	Includes impairment loss for lease related assets, net of a reduction in lease liabilities, if applicable.
(g)	Consists of the gain on our February 2023 divestiture, as finalized in the second quarter of 2023.
(h)	Includes goodwill impairment related to Digital Markets.

(2)

Free Cash Flow represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

	Twelve months ended September 30,	Years ended December 31,
	2025	2024	2023	2022
	(Dollars in millions)
Reconciliation – Cash Provided by Operating Activities to Free Cash Flow
Cash provided by operating activities	$1,331.2	$1,484.9	$1,155.7	$1,101.4
Less: cash paid for capital expenditures	(115.3)	(101.7)	(103.1)	(108.1)
Free cash flow	1,215.9	1,383.2	1,052.6	993.4

Summary of the Offering

The following summary contains basic information about each series of notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of Notes” in this prospectus supplement. For purposes of this section entitled “—Summary of the Offering,” references to “we,” “us” and “our” refer only to Gartner, Inc. and not to its subsidiaries.

Issuer	Gartner, Inc.

Securities Offered	$350,000,000 aggregate principal amount of 4.950% Senior Notes due 2031 (the “2031 notes”) and $450,000,000 aggregate principal amount of 5.600% Senior Notes due 2035 (the “2035 notes”). The 2031 notes and the 2035 notes are collectively referred to in this prospectus supplement as the “notes.”

Maturity Date	The 2031 notes will mature on March 20, 2031. The 2035 notes will mature on November 20, 2035.

Interest Rate	Interest on the 2031 notes will accrue at the rate of 4.950% per annum. Interest on the 2035 notes will accrue at the rate of 5.600% per annum.

Interest on each series of notes will accrue from November 20, 2025.

Interest Payment Dates	Interest on the 2031 notes will be payable semi-annually in arrears on each March 20 and September 20, beginning on March 20, 2026. Interest on the 2035 notes will be payable semi-annually in arrears on each May 20 and November 20, beginning on May 20, 2026. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Optional Redemption	We may redeem each series of notes, in whole or in part, at any time at the applicable redemption price described herein under the caption “Description of Notes—Optional Redemption.”

Ranking	Each series of notes will be our senior unsecured obligations and will:

•	be equal in right of payment to all of our existing and future senior indebtedness, including borrowings under our Revolving Credit Facility and the Existing Senior Notes;

•	be senior in right of payment to any subordinated indebtedness;

•	be effectively subordinated to all our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries.

As of September 30, 2025, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in “Use of Proceeds”:

•

we would have had approximately $3.0 billion of total indebtedness (including the notes), all of which (including borrowings under Revolving Credit Facility and the Existing Senior Notes) would have ranked equally with the notes;

•

we would have had commitments available to be borrowed under the Revolving Credit Facility of approximately $980 million (after giving effect to approximately $20 million of outstanding letters of credit); and

•

our subsidiaries would have had approximately $2.1 billion of total liabilities, including trade payables but excluding intercompany liabilities, all of which would have been structurally senior to the notes.

For a description of our other indebtedness, see “Capitalization,” “Description of Notes—Ranking.”

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	Each series of notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), or its nominees. See “Description of Notes—Book-Entry Settlement.”

Settlement	Beneficial interests in each series of notes will trade in DTC’s same-day funds settlement system until the applicable maturity date. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of Proceeds	We intend to use a portion of the net proceeds from the offering of the notes to repay $274.4 million in aggregate principal amount of outstanding borrowings under our Revolving Credit Facility and to pay related fees and expenses, with remaining amounts to be used for general corporate purposes, which may include, without limitation, potential repurchases of our common stock. See “Use of Proceeds” and “Capitalization.”

Covenants	We will issue each series of notes under an indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and a supplemental indenture establishing the final terms of such series of notes. The indenture, as supplemented by the applicable supplemental indenture, will include certain covenants, including limitations on our ability to:

•	create liens on our assets;

•	engage in sale and leaseback transactions; and

•	merge or consolidate with another entity.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants” in this prospectus supplement and in the indenture.

No Listing	The notes will not be listed on any securities exchange. Currently there is no public market for either series of notes.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association

Governing Law	The indenture, each supplemental indenture and the notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors and the regulatory update information incorporated by reference in this prospectus supplement from our 2024 Form 10-K, under the heading “Risk Factors” and other filings we have made or may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a loss of your investment.

Risks Relating to this Offering and the Notes

The indenture and each supplemental indenture will not limit the amount of debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.

The indenture and the applicable supplemental indenture under which each series of notes will be issued will not limit the amount of debt that we may incur. The indenture and each supplemental indenture will not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture and each supplemental indenture will not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you and, in particular, could limit our ability to make payments on the notes.

We have, and following the completion of this offering will continue to have, a significant amount of debt, including the notes offered hereby, which could restrict our ability to engage in additional transactions or incur additional indebtedness.

On an as adjusted basis, after giving effect to (i) the offering of the notes and (ii) the use of a portion of the net proceeds to repay $274.4 million of the outstanding borrowings under the Revolving Credit Facility, as if each had occurred on September 30, 2025, our consolidated indebtedness would have been approximately $3.0 billion as of September 30, 2025. This substantial level of indebtedness could have important consequences to our business, including making it more difficult to satisfy our debt obligations (including the notes), increasing our vulnerability to general adverse economic and industry conditions, limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and restricting us from pursuing future business opportunities or strategic transactions.

The notes will be subject to prior claims of secured creditors.

Each series of notes will be general unsecured obligations of Gartner and will rank equally in right of payment with all existing and future indebtedness and other obligations of Gartner that are not, by their terms, expressly subordinated in right of payment to the notes. The indenture and the applicable supplemental indenture governing the notes will permit Gartner and its subsidiaries to incur secured debt under specified circumstances. If Gartner or any of its subsidiaries incurs any debt secured by its assets, these assets will be subject to the prior claims of the secured creditors, and in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, these pledged assets would be available to satisfy secured obligations before any payment could be made on the notes. To the extent that such assets could not satisfy in full any such secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment with the notes. In that case, we might not have sufficient assets remaining to pay amounts due on any or all of the notes.

The notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

A significant portion of our operations is conducted through our subsidiaries. None of our subsidiaries is a guarantor of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, each series of notes will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. As of September 30, 2025, after giving effect to this offering of the notes and the application of the net proceeds therefrom, our subsidiaries would have had approximately $2.1 billion of total liabilities, including trade payables but excluding intercompany liabilities, all of which would have been structurally senior to the notes.

Since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our ability to service our debt and other obligations, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

In addition, under certain circumstances, Gartner’s U.S. subsidiaries will be required to guarantee Gartner’s obligations under the Revolving Credit Facility and the Existing Senior Notes. Under these circumstances, the notes will be effectively subordinated to the obligations of Gartner’s subsidiaries under their respective guarantees of the Revolving Credit Facility and the Existing Senior Notes. For additional information, see “Description of Other Indebtedness—Guarantees.”

An active trading market for either series of notes may not develop, and future trading prices of the notes will depend upon many factors.

There is no existing trading market for either series of notes, and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that any trading market for either series of notes will ever develop or will be maintained. If no trading market develops or is maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for either series of notes, your ability to sell the notes or the prices at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to us and/or our debt securities and the markets for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes, the outstanding amount of the notes, the terms related to optional redemption of the notes, and the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in each series of notes, but they are not obligated to do so and may cease doing so at any time without notice.

Our credit ratings may not reflect all of risks in the investment in the notes and these ratings could be lowered or withdrawn in the future.

We expect that each series of notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates either series of notes may lower its rating or decide not to continue to rate such series of notes in its sole discretion. The ratings of each series of notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any actual or anticipated downgrade or withdrawal of a rating by a rating agency that rates either series of notes, and any announcement that our ratings are under further review for a downgrade, could have an adverse effect on the trading prices or liquidity of the notes.

Gartner may choose to redeem either series of notes prior to maturity.

Gartner may redeem some or all of either series of notes at any time. See “Description of Notes—Optional Redemption.” Although each series of notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of such notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of such notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The Change of Control Repurchase Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event (as defined in the “Description of Notes”), unless Gartner has previously exercised its optional redemption right with respect to a series of notes in whole, Gartner will be required to offer to repurchase such series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Repurchase Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by each of the Rating Agencies. As such, if Gartner enters into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

Noteholders may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture and applicable supplemental indenture that will govern the notes will include a phrase relating to the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “substantially all” of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether Gartner is required to make an offer to repurchase the notes.

Gartner may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which may result in a default under the notes and Gartner’s other indebtedness.

Unless Gartner has previously exercised its optional redemption right with respect to a series of notes in whole, Gartner will be required to offer to repurchase such series of notes upon the occurrence of a Change of Control Repurchase Event. However, we may not have sufficient funds to repurchase such series of notes in cash if and when required to do so. In addition, Gartner’s ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, Gartner may not be able to satisfy its obligations to repurchase your notes unless Gartner is able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing Gartner’s other indebtedness.

USE OF PROCEEDS

We estimate the net proceeds from this offering, after deducting the underwriting discounts but before offering expenses, will be approximately $794,834,000.

We intend to use a portion of the net proceeds from the offering of the notes to repay $274.4 million in aggregate principal amount of outstanding borrowings under our Revolving Credit Facility and to pay related fees and expenses, with remaining amounts to be used for general corporate purposes, which may include, without limitation, potential repurchases of our common stock.

Certain of the underwriters and/or their respective affiliates are agents and/or lenders under the Revolving Credit Facility and, as a result of the use of proceeds, may receive proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth Gartner’s cash and cash equivalents and Gartner’s capitalization as of September 30, 2025. Gartner’s cash and capitalization is presented on:

•	an actual basis; and

•	an as adjusted basis to give effect to this offering of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds.”

Actual amounts may vary from the as adjusted amounts set forth below depending on several factors. You should read the following information in conjunction with the information contained in “Use of Proceeds,” “Description of Other Indebtedness” and Gartner’s consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The as adjusted information set forth below may not reflect Gartner’s cash, debt and capitalization in the future.

	As of September 30, 2025
	Actual	As Adjusted(1)
	(in millions)
Cash and Cash Equivalents	$1,430.7	$1,948.0

Debt
Revolving Credit Facility	274.4	—
4.500% senior unsecured notes due 2028	800.0	800.0
3.625% senior unsecured notes due 2029	600.0	600.0
3.750% senior unsecured notes due 2030	800.0	800.0
4.950% senior unsecured notes due 2031, offered hereby	—	350.0
5.600% senior unsecured notes due 2035, offered hereby	—	450.0
Other debt(2)	5.0	5.0

Total debt	$2,479.4	$3,005.0
Total stockholders’ equity	$556.6	$556.6

Total capitalization	$3,036.0	$3,561.6

(1)

The “as adjusted” column is presented for illustrative purposes only and gives effect to this offering of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds.” “As adjusted” cash and cash equivalents includes estimated discounts to the underwriters and estimated $3.2 million of additional debt issuance costs for the notes offered hereby.

(2)

Other debt consists of a State of Connecticut economic development loan originated in 2019 with a 10-year maturity and bears interest at a fixed rate of 1.75%. This loan may be repaid at any time by the Company without penalty.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a description of other indebtedness that Gartner will have following this offering of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds.” The following summary of certain provisions of these agreements does not purport to be complete and may not contain all of the information that is important to you, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements, which are attached as exhibits to our 2024 Form 10-K, which is incorporated by reference herein.

Revolving Credit Facility

On March 26, 2024, Gartner entered into a Credit Agreement (the “2024 Credit Agreement”) among Gartner, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The 2024 Credit Agreement provides for a $1.0 billion senior unsecured five-year revolving facility (the “Revolving Credit Facility”).

The Revolving Credit Facility may be used for revolving loans, and up to $75.0 million may be used for letters of credit. The revolving loans may be borrowed, repaid and re-borrowed until March 26, 2029, at which time all amounts borrowed must be repaid, subject to customary extension mechanics. The 2024 Credit Agreement contains certain customary restrictive loan covenants, including, among others, a financial covenant requiring a maximum leverage ratio and covenants limiting the ability of Gartner and its subsidiaries to grant liens, make acquisitions, be acquired and the ability of Gartner’s subsidiaries to incur indebtedness.

On March 26, 2024, Gartner borrowed $274.4 million under the Revolving Credit Facility. The initial borrowing was used to repay the outstanding amounts under Gartner’s prior credit facility. Additional amounts borrowed under the Revolving Credit Facility will be used for working capital needs and general corporate purposes of Gartner and its subsidiaries, including the funding of acquisitions and investments, payment of capital expenditures and the repurchase of shares of Gartner’s common stock. As of the date of this prospectus supplement, Gartner had $274.4 of borrowings outstanding under the Revolving Credit Facility, which we intend to pay down with a portion of the net proceeds from this offering. See “Use of Proceeds.”

Guarantees

Gartner’s subsidiaries are not required to guarantee obligations under the Revolving Credit Facility, unless such subsidiaries guarantee other indebtedness of Gartner with an aggregate principal amount of $150,000,000 or more, subject to certain limitations and exceptions.

Interest and Fees

Interest under the Revolving Credit Facility accrues, at a variable rate, based on, at Gartner’s option, (i) the Secured Overnight Funding Rate (“SOFR”) plus a credit spread adjustment of 0.10% or (ii) an alternate base rate (“Base Rate”) plus, in each case, an applicable margin, and is payable monthly or every three months, depending on the applicable interest rate. The applicable margin ranges between 1.125% and 1.75%, depending on the lower rate determined by either Gartner’s leverage ratio or the credit rating of Gartner’s senior unsecured debt. At September 30, 2025, the applicable all-in margin on the Revolving Credit Facility was 1.35% (including the credit spread adjustment). The commitment fee payable on the unused portion of the facility is equal to between 0.125% and 0.25% based on the lower rate determined by either Gartner’s leverage ratio or the credit rating of Gartner’s senior unsecured debt. Gartner has also agreed to pay customary letter of credit fees.

Covenants

The 2024 Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of Gartner and/or its subsidiaries to: (i) incur additional indebtedness

(including guarantee obligations); (ii) incur liens; (iii) use proceeds; (iv) engage in mergers, consolidations and sales of all or substantially all assets; and (v) engage in sales and leasebacks.

In addition, under the 2024 Credit Agreement, Gartner, on a consolidated basis, is required to maintain as of the end of each fiscal quarter, a maximum consolidated leverage ratio of (x) 4.00 to 1.00 or (y) 4.50 to 1.00 for any fiscal quarter during any Acquisition Step-Up Period (as defined in the 2024 Credit Agreement). There may be no more than two Acquisition Step-Up Periods, and each Acquisition Step-Up Period is required to be separated by at least two calendar quarters.

Additional Incremental Facilities

Under the 2024 Credit Agreement, Gartner may request, at its option and subject to certain conditions, to further increase the Revolving Credit Facility by up to an additional $750 million in the aggregate.

Events of Default

The 2024 Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts after a grace period; material inaccuracy of a representation or warranty when made; failure to perform or observe certain covenants; cross-default or cross-acceleration to other indebtedness in an amount in excess of $200,000,000; bankruptcy and insolvency events; inability to pay debts; certain ERISA events; monetary judgment defaults in an amount in excess of $200,000,000; and change of control. The occurrence of an event of default automatically terminates or allows the lenders to terminate their obligations to lend under the 2024 Credit Agreement and could result in the acceleration of Gartner’s obligations under the Revolving Credit Facility.

Existing Senior Notes

2028 Notes

On June 22, 2020, Gartner issued $800.0 million aggregate principal amount of 4.50% Senior Notes due 2028. The 2028 Notes were issued pursuant to an indenture, dated as of June 22, 2020 (the “2028 Note Indenture”), among Gartner, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee. The 2028 Notes were issued at an issue price of 100.0% and bear interest at a rate of 4.50% per annum. Interest on the 2028 Notes is payable on January 1 and July 1 of each year, beginning on January 1, 2021. The 2028 Notes will mature on July 1, 2028.

2029 Notes

On June 18, 2021, Gartner issued $600.0 million aggregate principal amount of 3.625% Senior Notes due 2029. The 2029 Notes were issued pursuant to an indenture, dated as of June 18, 2021 (the “2029 Note Indenture”), among Gartner, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee. The 2029 Notes were issued at an issue price of 100.0% and bear interest at a rate of 3.625% per annum. Interest on the 2029 Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2021. The 2029 Notes will mature on June 15, 2029.

2030 Notes

On September 28, 2020, Gartner issued $800.0 million aggregate principal amount of 3.75% Senior Notes due 2030. The 2030 Notes were issued pursuant to an indenture, dated as of September 28, 2020 (the “2030 Note Indenture”), among Gartner, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee. The 2030 Notes were issued at an issue price of 100.0% and bear interest at a rate of 3.75% per annum. Interest on the 2030 Notes is payable on April 1 and October 1 of each year, beginning on April 1, 2021. The 2030 Notes will mature on October 1, 2030.

Guarantees

On March 26, 2024, in connection with the closing of the 2024 Credit Agreement and as a result of the termination of Gartner’s prior term loan credit agreement, Gartner’s subsidiaries that guaranteed the 2028 Notes, 2029 Notes and 2030 Notes were released from their guarantee obligations with respect to the Existing Senior Notes, in accordance with the terms of the applicable indentures pursuant to which the Existing Senior Notes were issued.

Gartner’s subsidiaries are not required to guarantee obligations under the Existing Senior Notes, unless such subsidiaries guarantee other indebtedness of Gartner with an aggregate principal amount of $150,000,000 or more, subject to certain limitations and exceptions.

Ranking

The Existing Senior Notes are Gartner’s general unsecured senior obligations and are effectively subordinated to all of Gartner’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, structurally subordinated to all existing and future indebtedness and other liabilities of Gartner’s subsidiaries and equal in right of payment to all of Gartner’s existing and future senior indebtedness (including the notes offered hereby) and senior in right of payment to all of Gartner’s future subordinated indebtedness, if any.

Optional Redemption

Gartner may redeem some or all of the 2028 Notes at any time on or after July 1, 2023 for cash at the redemption prices set forth in the 2028 Note Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

Gartner may redeem some or all of the 2029 Notes at any time on or after June 15, 2024 for cash at the redemption prices set forth in the 2029 Note Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

Gartner may redeem some or all of the 2030 Notes at any time on or after October 1, 2025 for cash at the redemption prices set forth in the 2030 Note Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offer

Pursuant to the applicable indentures governing the Existing Senior Notes, if Gartner experiences certain kinds of changes of control together with a ratings decline, it will be required to offer to repurchase the Existing Senior Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

Restrictive Covenants and Other Matters

The indentures governing the Existing Senior Notes currently contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to: (i) incur liens and (ii) engage in mergers, consolidations and sales of all or substantially all assets.

Events of Default

The indentures governing the Existing Senior Notes currently contain customary events of default, including with respect to nonpayment of principal, interest, principal or premium after a grace period; failure to perform or observe certain covenants; cross-default or cross-acceleration to other indebtedness of $100.0 million or more; bankruptcy and insolvency events; inability to pay debts; actual or asserted invalidity or impairment of any guarantee; failure to comply with restrictions on change of control transactions; and failure to comply with any other agreements contained in the indentures governing the Existing Senior Notes after a grace period.

DESCRIPTION OF NOTES

Each series of notes will be issued under an indenture (the “Base Indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, and a separate supplemental indenture (the “Supplemental Indenture”), which will set forth the specific terms of such series of notes offered hereby. We refer to the Base Indenture, together with the applicable Supplemental Indenture for such series of notes, as the “Indenture.” Each series of notes will constitute a separate series under the Indenture. The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to, and qualified in their entirety by reference to, the detailed provisions of the applicable form of the notes, the Base Indenture (including provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended) and the applicable Supplemental Indenture. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus.

This description of our 4.950% Senior Notes due 2031 (the “2031 notes”) and our 5.600% Senior Notes due 2035 (the “2035 notes” and, together with the 2031 notes, the “notes”) being offered hereby supplements and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the Indenture in the accompanying prospectus.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” Certain other defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture. For purposes of this description, references to the “Company,” “Gartner,” “we,” “our” and “us” refer only to Gartner, Inc. and not to its subsidiaries and references to the “notes” refer to the notes offered hereby.

General

We will issue each series of notes in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereafter. We do not intend to apply for the listing of either series of notes on a national securities exchange or for quotation of either series of notes on any automated dealer quotation system.

We may, without the consent of any holders of the notes, create and issue additional notes with the same terms (except for the issue date, the offering price and, under certain circumstances, the first interest payment date) as either series of notes. The additional notes will form a single series with the outstanding series of such notes with the same terms; provided that if such additional notes are not fungible with the series of notes with the same terms offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers or no CUSIP number. No additional notes of a series of notes may be issued if an event of default has occurred and is continuing with respect to such series of notes.

A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the City of New York or in the place of payment are authorized or obligated by law or executive order to be closed.

Ranking

The indebtedness evidenced by each series of notes will be our senior unsecured obligations and will rank equally in right of payment with all other senior unsubordinated indebtedness of Gartner, including borrowings under the Revolving Credit Facility and the Existing Senior Notes. Each series of notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to the liabilities of our subsidiaries.

As of September 30, 2025, on an as adjusted basis after giving effect to this offering of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds”:

(1)

we would have had approximately $3.0 billion of total indebtedness (including the notes) ranking equally with the notes, including borrowings under the Revolving Credit Facility and the Existing Senior Notes;

(2)

we would have had commitments available to be borrowed under the Revolving Credit Facility of approximately $980 million (after giving effect to approximately $20 million of outstanding letters of credit); and

(3)

our subsidiaries would have had approximately $2.1 billion of total liabilities, including trade payables but excluding intercompany liabilities, all of which would have been structurally senior to the notes.

The Indenture will not limit the amount of additional unsecured Indebtedness or other liabilities that the Gartner and its subsidiaries may incur, and the amount of any such Indebtedness could be substantial. Subject to the limitations set forth in the covenant described under “—Certain Covenants—Limitation on Liens,” such Indebtedness may also be secured Indebtedness.

None of our subsidiaries will guarantee either series of notes. A substantial portion of our operations is conducted through our subsidiaries. Claims of creditors (including trade creditors) of any subsidiaries and joint ventures, and claims of preferred stockholders of such subsidiaries and joint ventures, generally will have priority with respect to the assets and earnings of such subsidiaries and joint ventures over the claims of creditors of Gartner, including holders of the notes. Accordingly, each series of notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such subsidiaries and joint ventures.

In addition, under certain circumstances, certain of Gartner’s U.S. subsidiaries will be required to guarantee Gartner’s obligations under the Revolving Credit Facility and the Existing Senior Notes. Under these circumstances, each series of notes will be effectively subordinated to the obligations of Gartner’s subsidiaries under their respective guarantees of the Revolving Credit Facility and the Existing Senior Notes. For additional information, see “Description of Other Indebtedness—Existing Senior Notes—Guarantees.”

Maturity and Interest

The 2031 notes will mature on March 20, 2031 and the 2035 notes will mature on November 20, 2035. The 2031 notes will bear interest at 4.950% per annum and the 2035 notes will bear interest at 5.600% per annum. We will pay interest on the 2031 notes semi-annually in arrears on March 20 and September 20 of each year, beginning on March 20, 2026, to the persons in whose name such 2031 notes are registered at the close of business on the immediately preceding March 1 or September 1 (whether or not such record date is a business day). We will pay interest on the 2035 notes semi-annually in arrears on May 20 and November 20 of each year, beginning on May 20, 2026, to the persons in whose name such 2035 notes are registered at the close of business on the immediately preceding May 1 and November 1 (whether or not such record date is a business day). Interest on each series of notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If an interest payment date or maturity date for the applicable series of notes falls on a day that is not a business day, we will make the payment on the next business day and no additional interest shall accrue as a result of the delay in payment.

Optional Redemption

We may redeem each series of notes, at our option, in whole or in part, at any time and from time to time prior to the applicable Par Call Date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	100% of the principal amount of the notes of such series to be redeemed; and

(2)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of such series to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 2031 notes and 25 basis points in the case of the 2035 notes, less (b) interest accrued and unpaid thereon to the applicable redemption date, plus, in each case, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date.

In addition, we may redeem each series of notes at our option, in whole or in part, at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the applicable redemption date.

“Par Call Date” means February 20, 2031 (one month prior to the maturity date of the 2031 notes), in the case of the 2031 notes, and August 20, 2035 (three months prior to the maturity date of the 2035 notes), in the case of the 2035 notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty or obligation to calculate or verify the redemption price.

Notice of any redemption will be mailed (or, in the case of notes held in book-entry form, be transmitted electronically in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed (with a copy to the trustee), except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the notes or a satisfaction and discharge of the Indenture as described below under “—Discharge, Defeasance and Covenant Defeasance.”

In the case of a partial redemption of a series of notes, selection of the notes of such series for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Company or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Subject to DTC’s applicable procedures, the Company shall provide written notice to the trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Company.

Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have previously exercised our right to redeem a series of notes in whole as described above, we will be required to make an offer to each holder of such series of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes to be repurchased plus any accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the repurchase date. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will send a notice to each holder of such notes to be repurchased, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of such notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of such series of notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of such series of notes by virtue of such conflict.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•

accept for payment all such notes of such series to be repurchased or portions of such notes to be repurchased (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to our offer;

•

deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all such notes of such series or portions of such notes of such series properly tendered; and

•

deliver or cause to be delivered to the trustee for cancellation the notes of such series properly accepted, together with an officer’s certificate stating the aggregate principal amount of such notes being repurchased by us.

The paying agent will promptly mail (or, in the case of notes held in book-entry form, transmit electronically) to each holder of notes of such series properly tendered the repurchase price for such notes of such series, and upon receipt of written instruction from us, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unrepurchased portion of any notes of such series surrendered; provided that each new note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

We will not be required to make an offer to repurchase the applicable series of notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us as set forth in the Indenture and the third party repurchases all the notes of such series properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us as set forth in the Indenture. In addition, we will not be required to, and we will not, make an offer to repurchase any notes upon a Change of Control Repurchase Event if there has occurred and is continuing on the Change of Control Payment Date an event of default with respect to such series of notes.

If holders of not less than 90% in aggregate principal amount of a series of notes then outstanding validly tender and do not withdraw such notes of such series in an offer to repurchase the notes of such series upon a Change of Control Repurchase Event and we, or any third party making such an offer in lieu of us as described above, purchase all of such notes of such series properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the notes upon a Change of Control Repurchase Event described above) to redeem all notes of such series that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment

Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes of such series repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the Second Change of Control Payment Date.

Set forth below are certain definitions related to the Change of Control Repurchase Event:

“Below Investment Grade Rating Event” with respect to the applicable series of notes means that the rating of such series of notes is lowered by two or more of the Rating Agencies and such notes are rated below Investment Grade by two or more of the Rating Agencies, and such lowering occurs on any date from the date of the public notice of the Company’s intention to effect a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies as a result of the Change of Control); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee and us in writing at its or our request that the reduction was the result of any event or circumstance comprised of or arising as a result of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision) is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)

the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person; provided, however, that no such transaction (including a transaction in which the Company becomes a Subsidiary of another Person) shall constitute a Change of Control if (a) following such transaction, holders of securities that represented 100% of the Voting Stock of the Company (or a holding company for the Company) immediately prior to such transaction (or other securities into which such securities are converted as part of a merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the Company or such surviving Person or, in the case of a holding company for the Company or such surviving Person, such holding company immediately after such transaction or (b) immediately following the consummation of such transaction, no Person, other than a holding company satisfying the requirements of this clause, beneficially owns, directly or indirectly through one or more intermediaries, a majority of the total voting power of the outstanding Voting Stock of the Company or such surviving Person or, in the case of a holding company for the Company or such surviving Person, such holding company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct Subsidiary of a holding company, (b) such holding company owns no assets other than the Capital Stock of the Company and (c) upon completion of such transaction, the ultimate beneficial ownership of the Company has not been modified by such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings Inc., and any successor to its rating agency business.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) from Fitch, or an equivalent rating by any other Rating Agency.

“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.

“Rating Agencies” means S&P, Moody’s and Fitch, or any successor to the respective rating agency business thereof, or if none of S&P, Moody’s and Fitch shall make a rating on such notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for one or more of S&P, Moody’s or Fitch, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Unless otherwise indicated, when used herein, the term “Subsidiary” shall refer to a Subsidiary of the Company.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the applicable series of notes to require us to repurchase the notes of such series as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Certain Covenants

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our consolidated properties and assets to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:

•

we will be the continuing corporation or the successor corporation or the person formed by such consolidation or into which we are merged or to which all or substantially all of our consolidated properties and assets are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes by supplemental indenture our obligations under the applicable notes and the Indenture;

•

immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and opinion of counsel that such consolidation, merger, transfer or lease complies with the Indenture.

Upon any such consolidation, merger, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the Indenture, and we shall be discharged from our obligations under the applicable notes and the Indenture, except in the case of any such lease.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our consolidated properties and assets.

Limitation on Liens

We will not, and will not permit any of our domestic wholly owned subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on (a) any Principal Property or (b) any capital stock or Indebtedness of any of our domestic wholly owned subsidiaries (together, “Property”), whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be secured by a Lien ranking equal to and ratably with (or, at our option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien. If such Indebtedness is no longer secured by such Lien, then the Lien securing the notes granted pursuant to this paragraph will be automatically released. Notwithstanding the foregoing, the limitations on Liens set out in this paragraph will not apply to the following:

(1)

Liens for taxes, assessments or governmental charges not yet due or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect or that are being contested in good faith by appropriate proceedings; provided that adequate reserves (in the good faith judgment of the management of the Company) with respect thereto are maintained on the books of the Company or its subsidiaries, as the case may be, in conformity with GAAP;

(2)	statutory or common law Liens of landlords, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(3)

pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank guarantees issued for the account of Foreign Subsidiaries) insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(4)

deposits to secure the performance of bids, trade contracts, governmental contracts (other than for borrowed money), leases, statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature (including those required or requested by any governmental authority) incurred in the ordinary course of business, and earnest money deposits to secure obligations under purchase agreements;

(5)

Liens securing Indebtedness of the Company or any Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed;

(6)

Liens securing Indebtedness (including, without limitation, Capitalized Lease Obligations, industrial development or similar bonds, or tax-advantaged governmental or quasi-governmental financings) and Purchase Money Obligations (including obligations in respect of mortgage or other similar financings) to finance the purchase, repair or improvement of fixed or capital assets or real or personal property; provided, however, that such Liens (other than in the case of Liens securing industrial development or similar bonds, or tax-advantaged governmental or quasi-governmental financings, in which case Liens may encumber such property as may be permitted under the terms of such financings) do not at any time encumber any property other than the property financed by such Indebtedness, replacements, additions and accessions thereto and the proceeds thereof;

(7)

leases, subleases, easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances and minor title defects incurred in the ordinary course of business that do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(8)	Liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations;

(9)

Liens securing Guarantee Obligations incurred in the ordinary course of business by the Company or any Subsidiary of obligations of the Company or any Subsidiary, including Guarantee Obligations incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, other than in respect of Indebtedness for borrowed money;

(10)	Liens in favor of the Company or any Subsidiary;

(11)

Liens created on or existing on the Issue Date securing Indebtedness outstanding on the Issue Date, and any Refinancing thereof, including any associated costs, fee, expenses, premiums and accrued plus unpaid interest;

(12)

Liens on any property or asset existing at the time of the acquisition thereof, Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary and Liens on property of a Person existing at the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, and any Refinancing thereof not to exceed the outstanding principal amount thereof together with associated costs, fees, expenses, premiums and accrued but unpaid interest;

(13)	any judgment Lien not constituting an event of default;

(14)	Liens arising from precautionary UCC (or other similar recording or notice statutes) financing statement filings;

(15)

Liens in favor of a (i) banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) incurred in the ordinary course of business or arising pursuant to such banking institutions’ general terms and conditions or (ii) a collection bank arising under Section 4-210 of the UCC on the items in the course of collection;

(16)	Liens (i) on cash advances in favor of the seller of any acquired property or (ii) consisting of an agreement to dispose of any property;

(17)	Liens securing Indebtedness in respect of hedging obligations incurred in the ordinary course of business and not for speculative purposes;

(18)	ground leases in respect of real property on which facilities owned or leased by the Company and any of its Subsidiaries are located;

(19)	interest or title of a lessor or sublessor under leases or subleases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(20)	Liens securing Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(21)	Liens in favor of the holders of the notes and for any trustee or agents acting on their behalf;

(22)

Liens in favor of the United States of America, any State thereof or any foreign government, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; or

(23)

Liens securing Indebtedness of the Company or any Subsidiary to the extent the proceeds thereof are used to renew, refund or Refinance any Indebtedness secured by Liens; provided, however, that the principal amount of Indebtedness secured by Liens pursuant to this clause (23) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith.

Notwithstanding the foregoing, we or any of our domestic wholly owned subsidiaries may, without equally and ratably securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently, Aggregate Debt does not exceed the greater of (1) 15.0% of our Consolidated Total Assets as of the date of the creation or incurrence of the Lien and (2) $1.25 billion.

For the purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Liens,” in the event that any Lien meets the criteria of more than one of the types of Liens described in this definition, the Company, in its sole discretion, shall classify, and may from time to time reclassify, such Lien and only be required to include the amount and type of such Lien in one of the clauses of this definition.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our domestic wholly owned subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)

such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes) or any extension, renewal, refinancing, replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

(2)	such transaction was for the sale and leasing back to us or any of our wholly owned subsidiaries of any Principal Property by one of our wholly owned subsidiaries;

(3)	such transaction involves a lease for not more than three years (or which may be terminated by us or our subsidiary within a period of not more than three years);

(4)

we would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the first paragraph of the “—Limitation on Liens” covenant described above; or

(5)

we or any of our domestic wholly owned subsidiaries applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in our business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the notes (including the notes) or Indebtedness of one or more of our Subsidiaries within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness or Indebtedness of our subsidiary, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our domestic wholly owned subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto Aggregate Debt does not exceed the greater of (1) 15.0% of our Consolidated Total Assets on a consolidated basis calculated as of the relevant date of determination and (2) $1.25 billion.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations with respect to the applicable series of notes under the Indenture as set forth below.

We may discharge our obligations to holders of the applicable series of notes that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge, among other things, by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay (without consideration of any reinvestment of interest) when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the notes of such series; provided, that in connection with any redemption that requires the payment of premium, the amount deposited with the trustee shall be sufficient for purposes of discharging our obligations to the holders of the notes of such series to the extent that an amount is deposited with the trustee equal to such premium calculated as of the date of such deposit, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date.

We may also discharge any and all of our obligations to holders of the applicable series of notes at any time (“legal defeasance”). We also may be released from the obligations imposed by the covenants of the applicable series of notes and provisions of the Indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance with respect to the applicable series of notes only if, among other things:

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we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount sufficient to pay (without consideration of any reinvestment of interest) when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding notes of such series; and

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we deliver to the trustee either (i) an opinion of counsel in writing signed by legal counsel, who may be an employee of or counsel to us, to the effect that the beneficial owners of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as applicable, had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law or related Treasury regulations or (ii) in the case of legal defeasance, a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel.

Although we may discharge or defease our obligations under the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any notes, to replace any temporary, mutilated, destroyed, lost or stolen notes or to maintain an office or agency in respect of any notes.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Satisfaction and Modifications of the Indenture

The Indenture will provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities of any series issued pursuant thereto to:

•	secure any debt securities, or release any security in accordance with the terms of such debt securities, or under which the grant of security was provided;

•	evidence the assumption by another person of our obligations, as permitted by the Indenture;

•	add covenants for the protection of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities, or release any guarantor in accordance with the terms under which was guarantee was provided;

•	provide for the issuance of additional debt securities of any series pursuant to the Indenture;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

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supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect, as determined by us and evidenced by delivery of an officer’s certificate to the trustee;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	add to, change or eliminate any of the provisions of the Indenture as shall be necessary in accordance with any amendments to the Trust Indenture Act;

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cure or correct any ambiguity, defect, omission or inconsistency in the Indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect, as determined by us and evidenced by delivery of an officer’s certificate to the trustee;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; and

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add to, change or eliminate any other provision of the Indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect as determined by us and evidenced by delivery of an officer’s certificate to the trustee.

The Indenture will also provide that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the Indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption or required repurchase of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the Indenture.

Concerning the Trustee

The Indenture will provide that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The Indenture will contain limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of all series of debt securities then outstanding, voting together as a single class, or, in the case of an Event of Default regarding payment of principal, any premium or interest, the holders of a majority in aggregate principal amount of each affected series of debt securities then outstanding voting as a separate class, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the Indenture, would not be unduly prejudicial to the rights of another holder of the debt securities (provided, however, that the trustee shall not have an affirmative obligation to make a determination as to whether any such direction is unduly prejudicial to the rights of any other holder), and would not involve any trustee in personal liability. The Indenture will provide that in case an Event of Default shall occur and a responsible officer of the trustee has received written notice thereof and such Event of Default has not been cured, the trustee must use the same degree of care as a prudent person would use under the circumstances in the conduct of their own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and/or indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The Indenture will provide that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the Indenture.

Governing Law

The Indenture and each series of notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain definitions related to the covenants and terms of notes discussed in this description:

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of our and our domestic wholly owned subsidiaries’ Indebtedness incurred after the date of initial issuance of the notes offered hereby and secured by Liens not permitted by the first paragraph under “—Limitation on Liens” above and (2) our and our domestic wholly owned subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the date of initial issuance of the notes offered hereby pursuant to the second paragraph of “—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by our board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capitalized Lease Obligation” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP (as in effect on the Issue Date) and, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the Issue Date). Any lease that would be characterized as an operating lease in accordance with GAAP on the Issue Date (whether or not such operating lease was in effect on the Issue Date) shall, unless we determine otherwise, continue to be accounted for as an operating lease (and not as a capital or finance lease) for purposes of the Indenture, regardless of any change in GAAP following the Issue Date that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a capital or finance lease.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Consolidated Total Assets” means as of any date of determination, the total assets of the Company and its consolidated subsidiaries, as set forth on our most recent consolidated balance sheet.

“Foreign Subsidiary” means any Subsidiary that (1) is not organized under the laws of any state of the United States or the District of Columbia or (2) is organized under the laws of any state of the United States or the District of Columbia and is a Subsidiary of a Subsidiary described in the forgoing clause (1).

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Indebtedness” of any specified Person means, without duplication, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments). For the avoidance of doubt, (1) obligations in respect of hedging transactions and cash management obligations, (2) accrued payables and trade credit, (3) deferred compensation, (4) pensions obligations or liabilities and (5) obligations in respect of taxes shall not be Indebtedness.

“Issue Date” means November 20, 2025, the first date of issuance of notes under the Indenture.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any single parcel of real property or any permanent improvement thereon owned by us or any of our domestic wholly owned subsidiaries having a book value, as of the date of determination, in excess of 2% of Consolidated Total Assets. Principal Property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

Events of Default

The term “Event of Default,” means any of the following with respect to each series of notes:

•	failure to pay interest for 30 days after the date payment on such series of notes is due and payable;

•	failure to pay principal or premium, if any, on such series of notes when due, either at maturity, upon any redemption, by declaration or otherwise;

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failure to perform any other covenant in the Indenture or the applicable notes for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% in aggregate principal amount of the outstanding notes of such series; and

•	certain events of bankruptcy, insolvency or reorganization of us.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture.

If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series (voting together as a single class) may rescind and annul any of the above-described declarations and consequences involving such series, except in the case of an Event of Default regarding payment of principal, any premium or interest, in which case the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series shall vote to waive such Event of Default as a separate class.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The Indenture will impose limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the Indenture unless:

•	an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•	the requesting holders have offered the trustee security and/or indemnity satisfactory to the trustee for losses, costs, expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right to receive payment of the principal of, and premium or interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our principal executive, principal financial or principal accounting officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture.

Concerning the Trustee

U.S. Bank Trust Company, National Association, will be the trustee under the Indenture with respect to the notes offered hereby.

Payment of Interest and Principal

As long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee will be considered the sole owner of the global securities for the purposes of receiving payments of interest and principal on such global securities. Payments of principal and any interest on notes in book-entry form represented by one or more global securities will be made by us in immediately available funds through the paying agent to DTC or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.

We expect that DTC, upon receipt of any payment of principal or interest in respect of a global security, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of DTC. We also expect that payments of principal and interest by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of DTC will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal and interest due on such global security to DTC. The rules governing DTC provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to DTC and beneficial owners of notes must look solely to participants for the payment of the principal and interest on the notes paid by or on behalf of us to DTC.

If definitive notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the definitive notes at the office of a paying agent for the notes. At our option, payments of interest on definitive notes, if issued, due on any interest payment date (other than on the maturity date or any redemption date) may be made by check mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such definitive notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the maturity date or any redemption date) to each registered holder of $5,000,000 or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

BOOK-ENTRY SYSTEM

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC, from time to time. Neither we, the trustee nor any of the underwriters takes any responsibility for these operations and procedures and we urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

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DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

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DTC is a 100% owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions.

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Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC will act as securities depository for each series of notes. Each series of notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). Upon issuance, all notes having the same original issue date, stated maturity and other terms will be represented by the same global security or securities. One fully registered global security will be issued for all such notes having the same original issue date, stated maturity and other terms and will be deposited with or on behalf of DTC. If, however, the aggregate principal amount of any notes with the same stated maturity and other terms exceeds $500,000,000, then one global security will be issued with respect to each $500,000,000 of principal amount, and an additional global security will be issued with respect to any remaining principal amount of such notes.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of each note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of direct participants and indirect participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

To facilitate subsequent transfers, all global securities representing notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the Indenture. Except as provided below, Beneficial Owners of a global security or securities will not be entitled to have notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form (except under the limited circumstances described below) and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the Indenture.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time.

If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities with the same stated maturity and other terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such global securities to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities representing the notes. Under its usual procedures, DTC mails an Omnibus Proxy as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, premium, if any, and/or interest, if any, on the global securities representing the notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global securities representing book-entry notes to DTC is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of direct participants and indirect participants.

A Beneficial Owner will give notice of any option to elect to have its notes repaid by us, through its participant, to the trustee, and will effect delivery of the applicable notes by causing the participant to transfer the participant’s interest in the global security or securities representing such notes, on DTC’s records, in accordance with the applicable procedures of DTC. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such notes are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. If DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, we will use commercially reasonable efforts to locate a qualified successor. However, definitive notes will be issued in exchange for beneficial interests in global notes, registered in the names of persons other than DTC or its nominee, only if (i) DTC’s book-entry only system ceases to exist, (ii) we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to issue definitive notes in lieu of the book-entry system through DTC with respect to all or a portion of the notes, (iv) required by law or (v) an Event of Default with respect to the notes has occurred and is continuing. In the event that definitive notes are to be issued as aforesaid, we will promptly execute, and the trustee or an authenticating agent, upon receipt of an order from us for the authentication and delivery of definitive notes, will authenticate and deliver definitive notes in an aggregate principal amount equal to the principal amount of the global securities in exchange for beneficial interests in such global securities in accordance with the instructions, if any, of DTC.

If we issue definitive notes in exchange for global securities as described in the preceding paragraph, such definitive notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and each such definitive note will have the same stated maturity and other terms as the global security for which it is exchanged.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

You may elect to hold interests in the notes through either DTC or Clearstream Banking S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V. or its successor, as operator of the Euroclear System (“Euroclear”) if you are a participant in those systems, or indirectly, through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in notes on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ respective names on the books of DTC.

Clearstream Luxembourg has advised us that it was incorporated under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in book-entry notes in DTC, and making or receiving payment through DTC in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in book-entry notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of interests in book-entry notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

The information in this section concerning DTC, Euroclear and Clearstream Luxembourg has been obtained from sources that we believe to be reliable but neither we nor any underwriter takes any responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes we are offering. This discussion applies to you only if you acquire notes in the offering at the offering price identified on the cover page and you hold your notes as capital assets for tax purposes (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws, or tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not address all of the tax consequences that may apply to you if you are a member of a class of investors subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings;

•	a bank, thrift or other financial institution;

•	an insurance company;

•	a regulated investment company or real estate investment trust;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells notes as part of a wash sale for tax purposes;

•	a U.S. expatriate or former long-term resident of the United States; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws and guidance are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning the notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to the discussion under “— Non-U.S. Holders” below.

Certain Additional Payments. As described above under the heading “Description of Notes—Change of Control Repurchase Event,” we may be obligated to repurchase the notes for a price that is in excess of the principal amount of the notes. This possibility may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position, however, that this possibility does not cause the notes to be treated as contingent payment debt instruments. Our position is based, in part, on our determination that, as of the date of the issuance of the notes, the possibility that we might be required to repurchase the notes is a remote or incidental contingency within the meaning of applicable U.S. Treasury regulations.

Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the Internal Revenue Service (“IRS”), and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate (based upon a “comparable yield,” as such term is defined in the U.S. Treasury regulations) and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Payments of Interest. Interest on a note will be taxable to you as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is expected, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Notes. You will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of a note equal to the difference between the amount you realize on the sale, exchange, retirement or other taxable disposition, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Your tax basis in a note is generally your cost of the note. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates if the property is held for more than one year.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. You are a Non-U.S. holder if you are the beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a note.

If you are a U.S. holder, this subsection does not apply to you.

Payments of Interest. Subject to the discussions of FATCA withholding and backup withholding below, interest on a note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of Gartner’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to Gartner, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or an intermediate financial institution and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest made to you generally will be subject to U.S. federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI or applicable successor form. If you are treated as a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Sale, Exchange or Retirement of the Notes. Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, exchange, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which will be treated as interest and will generally be subject to the rules discussed above under “—Payments of Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you).

If you are described in the first bullet point above, you generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to U.S. federal income tax on such gain on a net income basis in generally the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are treated as a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the information reporting required under FATCA. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. holder, the applicable withholding agent will be required to report to the IRS and to you all payments of principal, any premium and interest on the notes and any payment of proceeds from the sale of a note effected at a U.S. office of a broker (unless in each case you are an exempt recipient). Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) if you fail to comply with applicable certification requirements or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

In general, if you are a Non-U.S. holder, the applicable withholding agent will be required to report payments of interest on the notes on IRS Form 1042-S. Payments of principal and any premium on the notes will not be subject to information reporting and backup withholding and payments of interest to you will not be subject to backup withholding, provided in each case that the certification requirements described above under “—Non-U.S. Holders—Payments of Interest” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of a note effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if either (i) you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person or (ii) you otherwise establish an exemption.

In general, payment of the proceeds from the sale of a note effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may credit any backup withholding against your U.S. federal income tax liability (if any) and obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

The following is merely a summary, however, and should not be construed as legal advice or as complete in all relevant respects. Investors are urged to consult their own legal advisors before investing assets of a Plan in either series of notes, or any interest therein, and to make their own independent investment decision.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Any Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving Covered Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.

Other Plans

Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. However, investment by such plans may be subject to the similar provisions of applicable Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.

Representation

Accordingly, by acceptance of and/or holding a note or any interest in a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (a) such purchaser or subsequent transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of, any Plan or (b) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (including any beneficial interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes.

Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.

Each purchaser and holder of the notes have the exclusive responsibility for ensuring that its purchase and holding of the notes complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own advisors as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING

J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and TD Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased
J.P. Morgan Securities LLC	$104,965,000	$134,955,000
BofA Securities, Inc.	$44,625,000	$57,375,000
Citigroup Global Markets Inc.	$44,625,000	$57,375,000
TD Securities (USA) LLC	$44,625,000	$57,375,000
BNP Paribas Securities Corp.	$14,000,000	$18,000,000
Citizens JMP Securities, LLC	$14,000,000	$18,000,000
HSBC Securities (USA) Inc.	$14,000,000	$18,000,000
PNC Capital Markets LLC	$14,000,000	$18,000,000
Truist Securities, Inc.	$14,000,000	$18,000,000
U.S. Bancorp Investments, Inc.	$14,000,000	$18,000,000
Wells Fargo Securities, LLC	$14,000,000	$18,000,000
Capital One Securities, Inc.	$6,580,000	$8,460,000
M&T Securities, Inc.	$6,580,000	$8,460,000

Total	$350,000,000	$450,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.350% of the principal amount of the 2031 notes and 0.400% of the principal amount of the 2035 notes. The underwriters may allow, and such dealers may reallow, a discount to certain other dealers not in excess of 0.250% of the principal amount of the 2031 notes and 0.250% of the principal amount of the 2035 notes. After the initial offering, the public offering prices, concessions or any other terms of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at $3.2 million and are payable by us.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any securities exchange or for inclusion of either series of notes on any automated dealer quotation system.

We have been advised by the underwriters that they presently intend to make a market in each series of notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for either series of notes or that an active public market for either series of notes will develop. If an active public trading market for either series of notes does not develop or is not maintained, the market price and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement Cycle

It is expected that delivery of the notes will be made against payment thereof on or about November 20, 2025, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

No Sales of Similar Securities

Gartner has agreed that it will not, for a period commencing on the date of the underwriting through the closing date of the offering of the notes, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of J.P. Morgan Securities LLC acts as administrative agent under our Revolving Credit Facility and certain of the underwriters and/or their respective affiliates are agents and/or lenders under the Revolving Credit Facility and, as a result of the use of proceeds, may receive proceeds from this offering. See “Use of Proceeds.” In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Restrictions

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In addition, in the UK, the notes may not be offered other than by an underwriter that:

1. has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to Gartner; and

2. has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The notes (i) have not been offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not been issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) Gartner and the Underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators/lead manager for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance.

provided that no such offer of notes shall require Gartner or any bank to publish a prospectus pursuant to Article 35 FinSA. The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and accompanying prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

VALIDITY OF SECURITIES

The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Gartner, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Gartner, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

PROSPECTUS

GARTNER, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Gartner, Inc. (“Gartner,” “we,”, “us” or “our”) may, from time to time, in one or more series, offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our common stock is listed on the New York Stock Exchange under the symbol “IT”.

We may offer and sell the securities, on a delayed or continuous basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” beginning on page 7 in Gartner’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement for a description of the factors you should consider before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 12, 2025

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that Gartner files with the Securities and Exchange Commission. We do not take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus or the date of the relevant incorporated document, as applicable. Our business, financial condition, results of operations or prospects may change after such date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the registrant has filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, Gartner may offer the securities described in this prospectus in one or more offerings. Each time Gartner sells securities, it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus, “we,” “our” or “us” refers to Gartner.

WHERE YOU CAN FIND MORE INFORMATION

Gartner is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov or on our Internet site at http://www.gartner.com. Except for the documents referred to under this caption “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on Gartner’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. Gartner has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The registrant has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Annual Report of Gartner, Inc. on Form 10-K for the fiscal year ended December 31, 2024, filed on February 13, 2025 (our “2024 Form 10-K”) (including the information specifically incorporated by reference therein by reference to Gartner, Inc.’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed on April 15, 2025) (File No. 001-14443);

•

Quarterly Reports of Gartner, Inc. on Form 10-Q for the three months ended March 31, 2025, filed on May 6, 2025, for the three months ended June  30, 2025, filed on August 5, 2025 and for the three months ended September  30, 2025, filed on November 4, 2025 (File No. 001-14443);

•	Current Reports of Gartner, Inc. on Form 8-K filed on January 7, 2025, June 3, 2025 and September 12, 2025 (File No. 001-14443);

•

The description of Gartner, Inc.’s common stock contained in Gartner, Inc.’s Registration Statement on Form 8-A, dated July  6, 2005 and Form 8-A/A dated November 30, 2006, as such description may be updated from time to time (File No. 001-14443); and

•

All documents filed by Gartner, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone at the following address and telephone number:

Gartner, Inc.

P.O. Box 10212

56 Top Gallant Road

Stamford, Connecticut 06902

(203) 964-0096

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions, projections or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “should,” “could,” “believe,” “plan,” “anticipate,” “estimate,” “predict,” “potential,” “continue” or other words of similar meaning.

We operate in a very competitive and rapidly changing environment that involves numerous known and unknown risks and uncertainties, some of which are beyond our control. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future quarterly and annual revenues, operating income, results of operations and cash flows, as well as any forward-looking statement, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC.

Forward-looking statements are subject to risks, estimates and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those identified elsewhere in this prospectus, the applicable prospectus supplement or our most recent Annual Report on Form 10-K, including those factors described under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” in Item 1A in our most recent Annual Report on Form 10-K and on page 5 of this prospectus, and in other filings with the SEC that are incorporated by reference herein. Readers should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Forward-looking included or incorporated by reference in this prospectus speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

GARTNER

Gartner delivers actionable, objective business and technology insights that drive smarter decisions and stronger performance on an organization’s mission-critical priorities. We are a trusted advisor and an objective resource for close to 14,000 enterprises in approximately 90 countries and territories— across all major functions, in every industry and enterprise size. We deliver our products and services globally through three business segments – Business and Technology Insights (“Insights’), Conferences and Consulting, as described below.

•

Insights equips executives and their teams from every function and across all industries with actionable, objective business and technology insights, guidance and tools. Our experienced experts deliver all this value informed by a combination of practitioner-sourced and data-driven research to help our clients address their mission critical priorities.

•

Conferences provides executives and teams across an organization the opportunity to learn, share and network. From our Gartner Symposium/Xpo series, to industry-leading conferences focused on specific business roles and topics, to peer-driven sessions, our offerings enable attendees to experience the best of Gartner insight and guidance.

•

Consulting serves senior executives leading technology-driven strategic initiatives leveraging the power of Gartner’s actionable, objective insight. Through custom analysis and on-the-ground support we enable optimized technology investments and stronger performance on our clients’ mission critical priorities.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 56 Top Gallant Road, Stamford, Connecticut 06902. Our general telephone number is (203) 964-0096. Our Internet address is www.gartner.com and the investor relations section of our website is located at investor.gartner.com. The information on our website is not part of this prospectus supplement. For further information about our business, we refer you to the documents incorporated by reference herein and referred to under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in securities issued by Gartner involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our 2024 Form 10-K, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities, on a delayed or continuous basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell shares of our common stock, par value $0.0005 per share (“common stock”).

We are authorized to issue 250,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

The principal stock exchange on which our common stock is listed is the New York Stock Exchange under the symbol “IT”. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The following description of the material terms of our common stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation and our by-laws, which are included as exhibits to the registration statement that includes this prospectus.

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. There is no provision for cumulative voting with regard to the election of directors.

Dividend and Liquidation Rights

Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors from funds legally available therefor and are entitled, in the event of a liquidation, to share ratably in all assets available for distribution after payment of all debts.

Other Rights

The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Additionally, a stockholder or group of stockholders may nominate director candidates and have the candidates included in our proxy materials, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our amended and restated articles of incorporation and our by-laws.

Anti-Takeover Provisions of our Articles of Incorporation, our By-Laws and Delaware Law

Various provisions contained in our amended and restated articles of incorporation, our by-laws and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Gartner or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in our amended and restated articles of incorporation and our by-laws:

•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance;

•	do not authorize cumulative voting;

•	authorize the board of directors to amend, alter or repeal the by-laws and to adopt new by-laws;

•	provide that only the board of directors or the chief executive officer may call a special meeting of the stockholders;

•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nomination for directors and bringing other business; and

•

provide that our directors may fill any vacancies on our board of directors, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, retirement, disqualification, removal from office or other cause.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Preferred Stock; Depositary Shares

Our Board of Directors is authorized, absent any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of the series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, our senior debt securities will be issued in one or more series under an Indenture to be entered into between Gartner and U.S. Bank Trust Company, National Association, as

trustee, which is referred to as the “senior indenture.” U.S. Bank Trust Company, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the senior debt securities. The senior indenture relating to our senior debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

Our subordinated debt securities will be issued in one or more series under a separate indenture, referred to as the “subordinated indenture,” to be entered into between us and a trustee to be named in the applicable prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Gartner expects the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement relating to a specific offering of securities. We may have agreements with the underwriters, dealers and agents, as applicable, to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Gartner, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Gartner, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

$800,000,000

GARTNER, INC.

$350,000,000 4.950% SENIOR NOTES DUE 2031

$450,000,000 5.600% SENIOR NOTES DUE 2035

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Citigroup	TD Securities

BNP PARIBAS	Citizens Capital Markets	HSBC	PNC Capital Markets LLC

Truist Securities US Bancorp Wells Fargo Securities

Co-Managers

Capital One Securities	M&T Securities

November 13, 2025